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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-81504 of OPNET Technologies, Inc. on Form S-8 of our report dated April 19, 2002, appearing in this Annual Report on Form 10-K of OPNET Technologies, Inc. for the year ended March 31, 2002.


Deloitte & Touche, LLP
McLean, VA
June 19, 2002